UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2015

RJO GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware	000-22887	36-4113382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza
Suite 1200
Chicago, IL 60606
(Address of principal executive offices)

(312) 373-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant does not have a board of directors.  The registrant’s managing owner, R.J. O’Brien Fund Management, LLC (the “Managing Owner”), is managed by a board of directors.

Effective October 21, 2015, Nancy Westwick resigned her position as Chief Compliance Officer of the Managing Owner.

Effective October 21, 2015, Augustine Perrotta was appointed as Chief Compliance Officer of the Managing Owner. Mr. Perrotta joined R.J. O’Brien & Associates, LLC, a registered futures commission merchant and an affiliate of the Managing Owner, in October 2012, where he has served as Associate General Counsel and Regulatory Attorney.  Prior to joining R.J. O’Brien & Associates, LLC, from March 2012 to September 2012, Mr. Perrotta was self-employed as a consultant to nascent entities planning private placement offerings.  Previously, from June 2004 through February 2012, Mr. Perrotta was employed by various members of the Superfund Group of Investment Companies, an international asset management organization, specializing in quantitative alternate investment strategies, where he served initially as Associate General Counsel before being promoted to General Counsel. In these capacities, he was responsible for a wide-range of legal, regulatory, and compliance matters impacting the Superfund Group of Investment Companies’ activities, including its commodity pool operator, introducing broker, investment advisor, and broker-dealer businesses.  Mr. Perrotta has a Law Degree (Juris Doctorate) and a Master of Business Administration in Finance (MBA) from DePaul University.

Effective October 21, 2015, Colleen Roberts was appointed as Chief Operating Officer of the Managing Owner. Ms. Roberts joined the Managing Owner in November 2013 as Head of Operations and was appointed as Chief Operating Officer in October 2015.  As Chief Operating Officer, Ms. Roberts is primarily responsible for the daily/monthly operations of the various commodity pools for which the Managing Owner operates.  From January 2013 through March 2014, Ms. Roberts was a Senior Analyst in the Financial Information Systems department of R. J. O’Brien & Associates, LLC, a registered futures commission merchant and an affiliate of the Managing Owner, where she was primarily responsible for providing support to the Accounting and Commission teams along with supporting the company’s executive and division heads with the annual corporate budgeting process.  From January 1995 through December 2012, Ms. Roberts was the Director of Special Projects for R. J. O’Brien & Associates, LLC, where her primary responsibility was Y2K disaster recovery and the automation of the monthly commission payout process for over 300 introducing brokers and producers, in addition to backing up regulatory accountants and working on other finance department projects.  Ms. Roberts has a Bachelor of Science in Finance from Marquette University.

Effective October 21, 2015, Jamal Oulhadj was appointed as a manager and director of the Managing Owner. Mr. Oulhadj joined R. J. O’Brien & Associates, LLC, a registered futures commission merchant and an affiliate of the Managing Owner, in January 2006 as Chief Risk Officer where he manages all aspects of risk including market and operational risk for R.J. O’Brien & Associates, LLC and its subsidiaries.  He has been an NFA Associate Member approved, Principal approved, and Associated Person registered for R.J. O’Brien & Associates, LLC, since May 2010.  From March 2015 to the present, he has served as Chief Operating Officer of the Managing Owner’s holding company, RJO Holdings Corp. From March 1998 to December 2005, Mr. Oulhadj was Chief Risk Officer at Refco, Inc., a now defunct futures commission merchant, where he performed similar risk management duties.  He graduated from the University of Illinois at Chicago with a Bachelor of Science in Electrical Engineering and holds a Master of Science in Finance from DePaul University.

None of Mr. Perrotta, Ms. Roberts or Mr. Oulhadj have an employment arrangement with the registrant. None of Mr. Perrotta, Ms. Roberts or Mr. Oulhadj have any familial relationships with any other person involved in the management of the registrant.  There are no arrangements between any of Mr. Perrotta, Ms. Roberts or Mr. Oulhadj and any other person pursuant to which any of them was selected an officer of the Managing Owner. None of Mr. Perrotta, Ms. Roberts or Mr. Oulhadj are or have been involved in any transactions to which the registrant or  was a participant and in which any of them has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015

RJO GLOBAL TRUST
(Registrant)

By: /s/ Julie DeMatteo
Julie M. DeMatteo
Manager and Director
R.J. O’Brien Fund Management, LLC, Managing Owner